Exhibit 10.4
CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN
FORM OF RESTRICTED STOCK AWARD AGREEMENT
CDK GLOBAL, INC. (the “Company”), pursuant to the 2014 Omnibus Award Plan (the “Plan”), hereby irrevocably grants you (the “Participant”), on XXXX XX, 20__ a Restricted Stock Award (the “Restricted Stock Award”) of forfeitable shares of the Company’s Common Stock, par value $0.01 per share (“Restricted Stock”), subject to the restrictions, terms and conditions herein.
WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein to the Participant, on the terms and conditions described in this Restricted Stock Award Agreement (this “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1.	Terms and Conditions.
(a)Vesting. Subject to the other terms and conditions contained in this Agreement, the Restricted Period with respect to the Participant’s shares of Restricted Stock shall lapse on XXXX.
(b)Change in Control. Notwithstanding the forgoing, the Restricted Period with respect to the Participant’s shares of Restricted Sock shall lapse immediately prior to the consummation of a Change in Control if the Participant is continuously employed by the Company until such time, unless, upon the Change in Control, the Restricted Stock Award is continued, substituted or assumed (in accordance with Section 12 of the Plan) in a manner such that the securities underlying the Restricted Stock Award following the Change in Control are traded on a “liquid market” (i.e., the Nasdaq Global Market, the New York Stock Exchange or a comparable international market in which the Participant is able to readily and without administrative complexity sell shares underlying the Restricted Stock Award, as reasonably determined by the Board of Directors).
(c)Book Entry. Upon the grant of Restricted Stock, the Company shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions.
(d)Forfeiture of Restricted Stock. Except as otherwise determined by the Compensation Committee of the Board of Directors (the “Committee”) in its sole discretion, unvested Restricted Stock shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or its Affiliates for any reason.

2.	Restrictive Covenant; Clawback; Incorporation by Reference.
(a)Restrictive Covenant. The effectiveness of the Restricted Stock Award granted hereunder is conditioned upon (i) the Participant’s having executed and delivered to the Company in connection with previous Restricted Stock grants a restrictive covenant, or (ii) the execution and delivery by the Participant within six months from the date of this Restricted Stock Award of the restrictive covenant furnished herewith.

If the Company does not receive the signed (whether electronically or otherwise) restrictive covenant within such six-month period, this Restricted Stock Award shall be terminable by the Company.
(b)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Restricted Stock may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the Restricted Stock (which gain shall be deemed to be an amount equal to the Fair Market Value, on the applicable vesting date, of the shares of Common Stock delivered to the Participant), and repay such gain to the Company. The Restricted Stock Award, and all incentive based compensation payable pursuant to the Restricted Stock Award, shall be subject to (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.
(c)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
3.Compliance with Legal Requirements. The granting and delivery of the Restricted Stock Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
4.Transferability. Until it has vested in accordance with Section 1, no share of Restricted Stock may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

5.	Miscellaneous.
(a)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)No Right to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.
(d)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(e)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.
(f)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(g)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

CDK GLOBAL, INC.

Lee J. Brunz
Vice President, General Counsel and Secretary

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